UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 29, 2012 (August 15, 2012)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

7400 Beaufont Springs Drive
Suite 300
Richmond, Virginia  23225
(Address of principal executive offices) (Zip Code)

(804) 554-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF SECURITIES.

On August 21, 2012, we issued 20,000,000 restricted shares of common stock to Christine Kan in consideration of her forgiveness of an outstanding debt owed by us to her in the amount of $1,000,000.00.  The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.   The foregoing transaction took place outside the United States and Ms. Kan is a non-US person.  The transaction was effectuated through the exercise of options granted to Ms. Kan.

ITEM 5.01         CHANGES IN CONTROL OF THE REGISTRANT

On August 21, 2012, we issued 20,000,000 restricted shares of common stock to Christine Kan in consideration of her forgiveness of an outstanding debt owed by us to her in the amount of $1,000,000.00.

Prior to the issuance of the restricted shares of common stock to Ms. Kan, the following table sets forth the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

	Direct Amount of			Percent
Name of Beneficial Owner	Beneficial Owner		Position	of Class
Sidney Chan	98,498,482	[1]	Chairman, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors	46.03%

Lawrence Weinstein	2,000,000		President, Chief Operating Officer and a member of the Board of Directors	0.93%

Dr. Jaroslav Tichy	6,202,249	[2]	Vice President of Technology and a member of the Board of Directors	2.90%

All Officers and Directors	106,700,731			49.86%
as a group (3 people)

[1]	14,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction Limited, and, 83,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.

[2]	5,702,249 shares are held in the name of Dr. Jaroslav Tichy and 500,000 shares are held in the name of J. Tichy Holdings, Inc.

Mr. Chan and his wife held 75,725,000 stock options, all of which were exercisable.

Immediately after the issuance of the 20,000,000 restricted shares of common stock, the following table sets forth the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

	Direct Amount of			Percent
Name of Beneficial Owner	Beneficial Owner		Position	of Class
Sidney Chan	118,498,482	[1]	Chairman, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors	50.65%

Lawrence Weinstein	2,000,000		President, Chief Operating Officer and a member of the Board of Directors	0.85%
Dr. Alfonso Salas	307,738	[2]	Member of the Board of Directors	0.13%

Kenneth Robulak	1,190,000	[3]	Member of the Board of Directors	0.51%

All Officers and Directors	121,996,220			52.14%
as a group (4 people)

[1]	14,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction Limited, and, 103,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.

[2]	Dr. Salas was granted an option to acquire 250,000 shares of restricted common stock at an exercise price of $0.07 per share, for five years which expire on August 21, 2017.

[3]
Mr. Robulak was granted an option to acquire 250,000 shares of restricted common stock at an exercise price of $0.07 per share, for five years which expire on August 21, 2017.   Mr. Robulak also holds an option to acquire 100,000 restricted shares of common stock at $0.07 per share.

Mr. Chan and his wife hold 55,725,000 stock options, all of which are exercisable.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 22, 2012, we received notice from Dr. Jaroslav Tichy that he was resigning as a member of our board of directors and as our Vice President of Technology.  At the time of his resignation, Dr. Tichy did not have any disagreement with us relating to our operations, policies, or practices.

On August 21, 2012, Dr. Alfonso Salas and Mr. Kenneth Robulak were appointed to our board of directors by the vote of a majority of the outstanding shares of our common stock.   Dr. Salas and Mr. Robulak were each granted the option to acquire 250,000 shares of common stock of the Company exercisable at $0.07 per share, for five years.  Robulak will sit on the Audit Committee as an independent Director.   Prior to appointment as Director, Mr. Robulak held the option to acquire 100,000 shares of common stock of the Company exercisable at $0.07 per share.

Alfonso M.  Salas, MD

Dr. Salas graduated with distinction from Universidad Metroplitana of  Barranquilla, Colombia in 1983 with a Doctor of Medicine degree. He began practicing in Santa Marta, Columbia in rural medical facilities and the opened a private practice in 1984.  He then worked as a physician with a number of shipping companies and became Medical Director in the office of the Ministry of Social Security and Labor of Columbia in 1991 doing medical assessments for work related accidents.  In 1993 Dr. Salas was appointed Director of a Medical Service Plan of Columbia and with a support staff of more than thirty people, maintained a caseload, provided assessment procedures and referral services to hospitals, clinics, and specialists and organized and monitored clinical trials and clinical research in the pharmaceutical and medical field. Since 1995 Dr. Salas has operated his own business in Vancouver, British Columbia, providing medical based consulting services for corporations with a focus on budgeting, research and medical services.

Kenneth James Robulak

From December 14, 1999 to January 31, 2001, Mr. Robulak was a member of our board of directors and from April 4, 2000 to January 31, 2001 Mr. Robulak was our chief financial officer, secretary, treasurer and vice president.  Mr. Robulak resigned as an officer and director on January 31, 2001.  At the time of his resignation, Mr. Robulak did not have any disagreements with us relating to our operations, policies, or practices.  Since August 2005, Mr. Robulak has served as a Director of Belle Harbor Owners Association, a not for profit company in Clearwater Beach, Florida. Since July 2007, Mr. Robulak has worked as a marketing consultant to Teco Metal Products, LLC, a technology based manufacturing Company with operations in Dallas, Texas and Guadalajera, Mexico . Mr. Robulak earned a Bachelor of Commerce degree in finance and marketing and is a Fellow of the Institute of Canadian Bankers.

Involvement in Certain Legal Proceedings

During the past ten years, Dr. Salas and Mr. Robulak have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 31st day of August, 2012.

ALR TECHNOLOGIES INC.

BY:	LAWRENCE WEINSTEIN
Lawrence Weinstein
President, Chief Operating Officer and a member of the Board of Directors